Execution Version

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT
AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of June 5, 2019, among HILTON WORLDWIDE FINANCE LLC, a Delaware limited liability company (the “Borrower”), HILTON WORLDWIDE PARENT LLC, a Delaware limited liability company ( “Intermediate Parent”), HILTON WORLDWIDE HOLDINGS INC., a Delaware corporation (“Parent”), the other Loan Parties party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), as Administrative Agent (in such capacity, the “Administrative Agent”), the L/C Issuers, the Swing Line Lender and each Lender party hereto.

PRELIMINARY STATEMENTS:

(1)    The Borrower, Intermediate Parent, Parent, the Administrative Agent, the other Lenders party thereto and the other Agents party thereto are party to a Credit Agreement, dated as of October 25, 2013 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, including pursuant to Amendment No. 1 dated as of August 18, 2016, Amendment No. 2 dated as of November 21, 2016, Amendment No. 3 dated as of March 16, 2017 and Amendment No. 4 dated as of April 19, 2018), among the Borrower, Parent, Intermediate Parent, the other Loan Parties party thereto, the Administrative Agent, the L/C Issuers, the Swing Line Lender and each Lender party thereto (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as amended by this Amendment).

(2)    Pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested Other Revolving Credit Commitments (the “Refinancing Revolving Credit Commitments”; the loans thereunder, “Refinancing Revolving Credit Loans”; and the Persons making such commitments and loans, the “Refinancing Revolving Credit Lenders”) to refinance in full the Revolving Credit Commitments existing on the Amendment No. 5 Effective Date (immediately prior to the effectiveness of this Amendment) (such existing Revolving Credit Commitments, the “Existing Revolving Credit Commitments”).
(3)    Pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested Incremental Revolving Credit Commitments (the “Incremental Revolving Credit Commitments”; the loans thereunder, the “Incremental Revolving Credit Loans”; and the Persons making such commitments and loans, the “Incremental Revolving Credit Lenders”) in an aggregate principal amount of $750,000,000 (collectively with Refinancing Revolving Credit Commitments, the Refinancing Revolving Credit Loans and the Refinancing Revolving Credit Lenders, the “New Revolving Credit Commitments”, the “New Revolving Credit Loans” and the “New Revolving Credit Lenders”, respectively). For the avoidance of doubt, the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans and the Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans, respectively, constitute a single “Class” and “Facility”.
(4)    Each New Revolving Credit Lender will make such New Revolving Credit Commitments available to the Borrower on the Amendment No. 5 Effective Date on the terms and conditions set forth herein and in an amount equal to the amount set forth opposite its name on Schedule 1.01A hereto.
(5)    The Borrower, the New Revolving Credit Lenders, the L/C Issuers and the Swing Line Lender have agreed to amend the Credit Agreement to effect the changes described above and other changes as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.Amendments to Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 5 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
(a)    The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
(b)    Schedule 1.01A to the Credit Agreement as it relates to the Revolving Credit Lenders and their Revolving Credit Commitments and the L/C Issuers and their Applicable L/C Fronting Sublimits is hereby deleted in its entirety and replaced with Schedule 1.01A to this Amendment.
SECTION 2.    Conditions of Effectiveness to Amendment No. 5. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 5 Effective Date”) when, and only when, the following conditions shall have been satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party, each New Revolving Credit Lender, the Swing Line Lender, each L/C Issuer and the Administrative Agent or, as to any of the Lenders, written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.
(b)    The Administrative Agent shall have received, for the account of the persons entitled to thereto, evidence of payment of (a) all reasonable and documented out of pocket costs and expenses of the Administrative Agent for which, in the case of expenses, reasonably detailed invoices have been presented (including the reasonable fees and expenses of Davis Polk & Wardwell LLP) and (b) all fees required to be paid by the Borrower in connection with this Amendment.
(c)    (1) The representations and warranties of each Loan Party contained in Section 4 of this Amendment, Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 5 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) and (2) no Default or Event of Default has occurred and is continuing, or would result from the occurrence of the Amendment No. 5 Effective Date, and the Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 5 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower thereto.
(d)    The Administrative Agent shall have received such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates or memorandums and articles of incorporation, certificates of limited partnership or certificates of formation, including all amendments thereto, of each Loan Party, certified (as of a recent date), if applicable, by the secretary of state (or other similar official) of the jurisdiction of its organization or incorporation, as the case may be (or, if applicable, confirming no change to such documents since the date last delivered to the Administrative Agent), certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 5 Effective Date.
(e)    The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
(f)    The aggregate outstanding principal amount of Revolving Credit Loans and Swing Line Loans and all interest and fees accrued under the Credit Agreement with respect to the Revolving Credit Commitments and Revolving Credit Loans on or prior to the Amendment No. 5 Effective Date (immediately prior to the effectiveness of this Amendment) shall have been paid in full.
(g)    Each New Revolving Credit Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 5 Effective Date, a Revolving Credit Note payable to the order of such New Revolving Credit Lender duly executed by the Borrower in substantially the form of Exhibit D-2 to the Credit Agreement, as applicable, in each case as modified by this Amendment.
(h)    Each New Revolving Credit Lender and the Administrative Agent shall have received at least 3 days prior to the Amendment No. 5 Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested in writing at least 10 days prior to the Amendment No. 5 Effective Date.
(i)     At least three Business Days prior to the Amendment No. 5 Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to each New Revolving Credit Lender that so requests in writing at least 10 days prior to the Amendment No. 5 Effective Date, a Beneficial Ownership Certification.
SECTION 3.    Amendment Transactions.
(a)    Subject to the terms and conditions set forth herein, each New Revolving Credit Lender severally agrees to make New Revolving Credit Commitments available to the Borrower from the Amendment No. 5 Effective Date in an amount equal to the amount set forth opposite its name on Schedule 1.01A hereto. On the Amendment No. 5 Effective Date, (x) the Existing Revolving Credit Commitments will be terminated and replaced with the New Revolving Credit Commitments of the New Revolving Credit Lenders as set forth on Schedule 1.01A hereto and (y) each Revolving Credit Lender that is not also a New Revolving Credit Lender will cease to be a Revolving Credit Lender.
(b)    All Letters of Credit outstanding under the Credit Agreement on the Amendment No. 5 Effective Date shall remain outstanding under the Credit Agreement. Each New Revolving Credit Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such New Revolving Credit Lender’s pro rata share, as provided in Section 2.03(c) of the Credit Agreement, as if such Letter of Credit had been issued on the Amendment No. 5 Effective Date immediately after giving effect to paragraph (a) above. For the avoidance of doubt, the Swing Line Lender and each L/C Issuer acting in such capacities immediately prior to the effectiveness of this Amendment shall continue to act in such capacities immediately following the effectiveness hereof.
(c)    Each New Revolving Credit Lender and the Administrative Agent acknowledge that all notice requirements set forth in the Credit Agreement with respect to the refinancing and increase contemplated by this Amendment have been satisfied and no payment under Section 3.05 of the Credit Agreement shall be required as a result of any payment of any outstanding Revolving Credit Loans or Swing Line Loans on the Amendment No. 5 Effective Date.
SECTION 4.    Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:
(a) Each Loan Party and each Restricted Subsidiary (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.
(b)    The execution and delivery by each Loan Party of this Amendment and the performance under this Amendment and the Loan Documents to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
(c)    No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of this Amendment or performance by, or enforcement against, any Loan Party of this Amendment or any Loan Document.
(d)    This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
SECTION 5.    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a) On and after the Amendment No. 5 Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (ii) each reference to “Revolving Credit Commitments” in the Credit Agreement shall be deemed to include a reference to the New Revolving Credit Commitments made available hereunder and (iii) each New Revolving Credit Lender (or its successors and assigns, as applicable) shall be a “Revolving Credit Lender” for the purposes of the Credit Agreement. This Amendment constitutes a “Refinancing Amendment”, an “Incremental Amendment” and a “Loan Document” under and for all purposes of the Loan Documents.
(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, all Obligations in respect of the New Revolving Credit Commitments made available hereunder) of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents (including, for the avoidance of doubt, all Obligations in respect of the New Revolving Credit Commitments made available hereunder), subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including, for the avoidance of doubt, all Obligations in respect of the New Revolving Credit Commitments made available hereunder) pursuant to the Guaranty.
SECTION 6.    Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.
SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILTON WORLDWIDE FINANCE LLC

By:	/s/ W. Steven Standefer Name: W. Steven Standefer Title: Senior Vice President
HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ W. Steven Standefer Name: W. Steven Standefer Title: Senior Vice President
HILTON WORLDWIDE PARENT LLC

By:	/s/ W. Steven Standefer Name: W. Steven Standefer Title: Senior Vice President

90210 BILTMORE MANAGEMENT, LLC
90210 DESERT RESORTS MANAGEMENT CO., LLC
90210 GRAND WAILEA MANAGEMENT CO., LLC
90210 LLC
90210 MANAGEMENT COMPANY, LLC
ANDIAMO’S O’HARE, LLC
BALLY’S GRAND PROPERTY SUB I, LLC
BLUE BONNET SECURITY, LLC
CANOPY BRAND MANAGEMENT LLC
CHESTERFIELD VILLAGE HOTEL, LLC
CONRAD INTERNATIONAL (BELGIUM) LLC
CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION
CONRAD INTERNATIONAL (INDONESIA) CORPORATION
CONRAD INTERNATIONAL MANAGE (CIS) LLC
CONRAD MANAGEMENT LLC
CURIO BRAND MANAGEMENT LLC
CURIO MANAGEMENT LLC
DESTINATION RESORTS LLC
DOUBLETREE HOTEL SYSTEMS LLC
DOUBLETREE HOTELS LLC
DOUBLETREE LLC
DOUBLETREE MANAGEMENT LLC
DT MANAGEMENT LLC
DT REAL ESTATE, LLC
DTM ATLANTA/LEGACY, INC.
DTR FCH HOLDINGS, INC.
EMBASSY DEVELOPMENT LLC
EMBASSY SUITES CLUB NO. 1, INC.
EMBASSY SUITES CLUB NO. THREE, INC.
EMBASSY SUITES CLUB NO. TWO, INC.
EMBASSY SUITES MANAGEMENT LLC
FLORIDA CONRAD INTERNATIONAL CORP.
HAMPTON INNS MANAGEMENT LLC
HIC FIRST LLC
HIC GAMING CALIFORNIA, INC.
HIC HOLDINGS LLC
HIC HOTELS U.S.A. LLC
HIC RACING CORPORATION
HIC SAN PABLO, L.P.
HIC SAN PABLO LIMITED, INC.
HIC SECOND LLC
HILTON BEVERAGE LLC
HILTON CHICAGO BEVERAGE I LLC
HILTON CHICAGO BEVERAGE II LLC
HILTON CHICAGO BEVERAGE III LLC

HILTON CHICAGO BEVERAGE IV LLC
HILTON CORPORATE DIRECTOR LLC
HILTON DOMESTIC MANAGEMENT LLC
HILTON DOMESTIC FRANCHISE LLC
HILTON DOMESTIC OPERATING COMPANY INC.
HILTON EL CON MANAGEMENT LLC
HILTON EL CON OPERATOR LLC
HILTON FRANCHISE HOLDING LLC
HILTON GARDEN INNS MANAGEMENT LLC
HILTON HAWAII CORPORATION
HILTON HONORS WORLDWIDE LLC
HILTON HOLDINGS, LLC
HILTON HOSPITALITY, LLC
HILTON ILLINOIS, LLC
HILTON ILLINOIS HOLDINGS LLC
HILTON INTERNATIONAL HOLDING LLC
HILTON MANAGEMENT LLC
HILTON NUS HSS, INC.
HILTON SAN DIEGO LLC
HILTON SUPPLY MANAGEMENT LLC
HILTON SYSTEMS SOLUTIONS, LLC
HILTON WORLDWIDE FINANCE CORP.
HLT AUDUBON LLC
HLT CONRAD DOMESTIC LLC
HLT ESP INTERNATIONAL FRANCHISE LLC
HLT ESP INTERNATIONAL FRANCHISOR CORPORATION
HLT ESP INTERNATIONAL MANAGE LLC
HLT ESP INTERNATIONAL MANAGEMENT CORPORATION
HLT ESP MANAGE LLC
HLT EXISTING FRANCHISE HOLDING LLC
HLT HSM HOLDING LLC
HLT HSS HOLDING LLC
HLT JV ACQUISITION LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION
HLT LIFESTYLE INTERNATIONAL MANAGE LLC
HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION
HLT LIFESTYLE MANAGE LLC
HLT PALMER LLC
HOME2 BRAND MANAGEMENT LLC
HOMEWOOD SUITES MANAGEMENT LLC
HOTEL CLUBS OF CORPORATE WOODS, INC.

HOTELS STATLER COMPANY, INC.
HPP HOTELS USA LLC
HPP INTERNATIONAL LLC
INNVISION, LLC
INTERNATIONAL RIVERCENTER LESSEE, L.L.C.
LXR MANAGEMENT LLC
PEACOCK ALLEY SERVICE COMPANY, LLC
POTTER'S BAR PALMER HOUSE, LLC
PROMUS HOTEL SERVICES, INC.
PROMUS HOTELS FLORIDA LLC
PROMUS HOTELS LLC
PROMUS HOTELS PARENT LLC
SALC, INC.
TAPESTRY MANAGEMENT LLC
TRU BRAND MANAGEMENT LLC
WA COLLECTION INTERNATIONAL, LLC
WALDORF=ASTORIA MANAGEMENT LLC
WASHINGTON HILTON, L.L.C.
HOME2 MANAGEMENT LLC
MOTTO MANAGEMENT LLC
SIGNIA HOTEL MANAGEMENT LLC

By:	/s/ W. Steven Standefer Name: W. Steven Standefer Title: Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Swing Line Lender, an L/C Issuer and a New Revolving Credit Lender

By:	/s/ Marguerite Sutton Name: Marguerite Sutton Title: Vice President

By:	/s/ Yumi Okabe Name: Yumi Okabe Title: Vice President

Bank of America, N.A., as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Suzanne E. Pickett Name: Suzanne E. Pickett Title: Senior Vice President

JPMorgan Chase Bank, as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Mohammad Hasan Name: Mohammad Hasan Title: Executive Director

Wells Fargo Bank, N.A., as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Mark F. Monahan Name: Mark F. Monahan Title: Senior Vice President

Barclays Bank PLC, as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Craig Malloy Name: Craig Malloy Title: Director

Citibank, N.A., as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Christopher J. Albano Name: Christopher J. Albano Title: Authorized Signatory

Goldman Sachs Lending Partners LLC, as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Annie Carr Name: Annie Carr Title: Authorized Signatory

Morgan Stanley Bank, N.A., as a New Revolving Credit Lender and an L/C Issuer

By:	/s/ Michael King Name: Michael King Title: Authorized Signatory

Capital One, National Association, as a New Revolving Credit Lender

By:	/s/ Benjamin Lucas Name: Benjamin Lucas Title: Vice President

Credit Agricole Corporate and Investment Bank, as a New Revolving Credit Lender

By:	/s/ Steven Jonassen Name: Steven Jonassen Title: Managing Director

By:	/s/ Adam Jenner Name: Adam Jenner Title: Director

HSBC Bank USA, N.A., as a New Revolving Credit Lender

By:	/s/ Alan Vitulich Name: Alan Vitulich Title: Director

MUFG Bank, Ltd., as a New Revolving Credit Lender

By:	/s/ Stephen Hall Name: Stephen Hall Title: Director

National Westminster Bank plc, as a New Revolving Credit Lender

By:	/s/ Ben Liptrot Name: Ben Liptrot Title: Director

PNC Bank, National Associate, as a New Revolving Credit Lender

By:	/s/ Stephanie Lalos Name: Stephanie Lalos Title: Assistant Vice President

Standard Chartered Bank, as a New Revolving Credit Lender

By:	/s/ Daniel Mattern Name: Daniel Mattern Title: Associate Director

SunTrust Bank, as a New Revolving Credit Lender

By:	/s/ James Ford Name: James Ford Title: Managing Director

U.S. Bank National Association, as a New Revolving Credit Lender

By:	/s/ Steven L. Sawyer Name: Steven L. Sawyer Title: Senior Vice President

EXHIBIT A

CREDIT AGREEMENT
Dated as of October 25, 2013,
As amended by Amendment No. 1 dated as of August 18, 2016
As amended by Amendment No. 2 dated as of November 21, 2016
As amended by Amendment No. 3 dated as of March 16, 2017
As amended by Amendment No. 4 dated as of April 19, 2018
As amended by Amendment No. 5 dated as of June 5, 2019
Among
HILTON WORLDWIDE HOLDINGS INC.,
as Parent,
HILTON WORLDWIDE PARENT LLC,
as Intermediate Parent,
HILTON WORLDWIDE FINANCE LLC,
as the Borrower,
THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and
THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
GOLDMAN SACHS LENDING PARTNERS LLC,
as Co-Syndication Agents,
J.P. MORGAN SECURITIES LLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
CREDIT SUISSE SECURITIES (USA) LLC,
CITIGROUP GLOBAL MARKETS INC.,
BARCLAYS BANK PLC,
MACQUARIE CAPITAL (USA) INC.
HSBC SECURITIES (USA) INC.,
THE ROYAL BANK OF SCOTLAND PLC,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
and
SUMITOMO MITSUI BANKING CORPORATION,
as Co-Documentation Agents
DEUTSCHE BANK SECURITIES INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
MORGAN STANLEY SENIOR FUNDING, INC., and
GOLDMAN SACHS LENDING PARTNERS LLC,
as Joint Lead Arrangers and Joint Bookrunners
and WELLS FARGO SECURITIES, LLC
as Joint Bookrunner

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Eurocurrency Rate or Base Rate floor; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of August 18, 2016, among the Loan Parties, the Lenders party thereto and the Administrative Agent.
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of March 16, 2017, among the Loan Parties, the Lenders party thereto and the Administrative Agent.
“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of April 19, 2018, among the Loan Parties, the Lenders party thereto and the Administrative Agent.
“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of June 5, 2019, among the Loan Parties, the L/C Issuers, the Swing Line Lender, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” means August 18, 2016.
“Amendment No. 2 Effective Date” means November 21, 2016.
“Amendment No. 3 Effective Date” means March 16, 2017.
“Amendment No. 4 Effective Date” means April 19, 2018.
“Amendment No. 5 Effective Date” means June 5, 2019.
“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).
“Applicable ECF Percentage” means, for any fiscal year, (a) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 4.60 to 1.00, (b) 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.60 to 1.00 and greater than 3.85 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.85 to 1.00.
“Applicable L/C Fronting Sublimit” means (x) with respect to each L/C Issuer on the Amendment No. ~~2~~5 Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule 1.01A and (y) with respect to any other Person that becomes an L/C Issuer in accordance with Sections 2.03(k) or 10.07(k), in each case, such amount as agreed to in writing by the Borrower and such Person at the time such Person becomes an L/C Issuer, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Borrower and the L/C Issuers (provided that any increase in the Applicable L/C Fronting Sublimit with respect to any L/C Issuer shall

3

require the consent of only the Borrower and such L/C Issuer). Any successor L/C
Issuer appointed pursuant to Section 10.07(k) shall assume the resigning L/C Issuer’s Applicable L/C Fronting Sublimit.
“Applicable Period” has the meaning set forth in Section 10.21.
“Applicable Rate” means (a) with respect to Series B-2 Term Loans, (A) for Eurocurrency Rate Loans, 1.75% and (B) for Base Rate Loans, 0.75%; and
(b) (1) until delivery of financial statements for the first full fiscal quarter ending after the ~~Closing~~Amendment No. 5 Effective Date pursuant to Section 6.01, a percentage per annum equal to, with respect to Revolving Credit Loans, (A) for Eurocurrency Rate Loans and Letter of Credit fees, ~~2.25~~1.25%, (B) for Base Rate Loans, ~~1.25~~0.25% and (C) for commitment fees on the unused Revolving Credit Commitments, ~~0.25~~0.125%; and
(2) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Unused Commitment Fee Rate

1	≤1.00:1.00	1.00%	0.00%	0.125%
12	>1.00:1.00 and ≤2.00:1.00	1/25/501	~~0.50~~0.25%	0.125%
23	> 2.00:1.00 and ≤3.00:1.00	~~1.75~~1.50%	~~0.75~~0.50%	0.125%
34	>3.00:1.00	~~2.00~~1.75%	~~1.00~~0.75%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest pricing level (i.e., Pricing Level ~~3~~4 for Revolving Credit Loans, Letter of Credit fees and commitment fees) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue

4

In addition, to the extent not already included in the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.
“Consolidated Secured Net Debt” means Consolidated Total Net Debt minus the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on property or assets of the Borrower or any Restricted Subsidiary.
“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus the aggregate amount of all cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn, (ii) in respect of Qualified Securitization Financings and (iii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt.
“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

entities associated with) one or more of the Investors, as in effect from time to time and as the same may be amended, supplemented or otherwise modified in a manner not materially adverse to the Lenders; provided that, notwithstanding any provision to the contrary contained in Section 7.08 or otherwise, any management, monitoring, consulting and advisory fees payable in arrears by the Borrower and/or Holdings and its Subsidiaries shall not exceed 2.0% of Consolidated EBITDA for such fiscal year.
“Investors” means one or more investment funds, investment partnerships or managed accounts controlled or managed by The Blackstone Group L.P. or one of its Affiliates (other than any portfolio operating companies).
“IP Rights” has the meaning set forth in Section 5.17.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Joint Bookrunners” means (i) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC, in their respective capacities as joint bookrunners under this Agreement and under Amendment No. 1, (ii) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in their respective capacities as joint bookrunners under Amendment No. 2, (iii) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners under Amendment No. 3 ~~and~~, (iv) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners under Amendment No. 4~~.~~ and (v) Deutsche Bank Securities Inc., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank plc, Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. in their respective capacities as joint bookrunners under Amendment No. 5.
“Junior Financing” has the meaning set forth in Section 7.13(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Permitted Ratio Debt issued or incurred pursuant to Sections 7.03 (q) or (s) that are intended to be secured on a basis junior to the Obligations. Wherever in this Agreement, an Other Debt Representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Restricted Subsidiary to be secured by a Lien on a basis junior to the Liens securing the Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.

Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in their respective capacities as joint lead arrangers under Amendment No. 2, (iii) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint lead arrangers under Amendment No. 3 ~~and~~, (iv) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint lead arrangers under Amendment No. 4~~.~~ and (v) Deutsche Bank Securities Inc., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank plc, Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. in their respective capacities as joint lead arrangers under Amendment No. 5.
“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two business days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility; or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-in Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Line Lender and each Lender.
“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such

Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder. A Letter of Credit may be issued in any Approved Currency.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B.
”Letter of Credit Sublimit” means an amount equal to the lesser of (a) $~~150,000,000~~250,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”
“License Agreements” means the License Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and between Holdings and HGVI, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the License Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Letter of Credit Issuance Request and (vi) any Refinancing Amendment, Incremental Amendment or Extension Amendment.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Management and Franchise Agreements” means, collectively, each hotel management agreement and/or franchise agreement to be entered into by and between Holdings and PHRI and/or one or more Subsidiaries of Holdings or PHRI, containing substantially the terms described in the Offering Memorandum, pursuant to which Holdings and/or its Subsidiaries shall provide management and/or franchise services or licenses in respect of hotels owned or leased by PHRI and/or its Subsidiaries as set forth therein, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to such hotel management agreement and/or franchise agreement as in effect immediately prior to such amendment, supplement, waiver or modification.
“Management Stockholders” means the members of management of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.
“Material Real Property” means any fee owned real property located in the United States that is owned by any Loan Party where the greater of (x) the cost and (y) the net book value for such real property is in excess of $25,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith, but excluding for the avoidance of doubt any real property owned in connection with the timeshare business of the Borrower and its Restricted Subsidiaries).
”Maturity Date” means (i) with respect to the Series B-2 Term Loans, October 25, 2023, (ii) with respect to the Revolving Credit Commitments, the date that is five years after the Amendment No. ~~2~~5 Effective Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” has the meaning set forth in Section 10.10.

or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Percentage” means, with respect to any Excess Cash Flow Period (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.
“Reversion Date” has the meaning set forth in Article VII.
“Revolver Extension Request” has the meaning set forth in Section 2.16(b). “Revolver Extension Series” has the meaning set forth in Section 2.16(b). “Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same Approved Currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
”Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~1,000,000,000~~1,750,000,000 on the ~~Closing~~Amendment No. 5 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.
“Swing Line Lender” means Deutsche Bank AG New York Branch, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning set forth in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C.
“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $~~50,000,000~~100,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Tax Group” has the meaning set forth in Section 7.06(i).
“Tax Matters Agreement” means the Tax Matters Agreement, to be dated on or prior to the Spin-Off Date, containing substantially the terms described in the Offering Memorandum, by and among Holdings, PHRI and HGVI and the other parties thereto, as amended, supplemented, waived or otherwise modified from time to time in a manner not materially adverse to the Lenders when taken as a whole, as compared to the Tax Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.
“Taxes” has the meaning set forth in Section 3.01(a).
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (m) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit and (xiii) are customary restrictions contained in any Senior Notes Documents, Opco Senior Notes Documents or any Permitted Refinancing thereof.
SECTION 7.10    Use of Proceeds.
The proceeds of the Term Loans received on the Closing Date, together with the proceeds of the issuance of the 5 5/8% Senior Notes received on the Closing Date shall not be used for any purpose other than for the Transactions. The proceeds of the Revolving Credit Loans on the Closing Date, if any, will be used to finance the Transactions and fees and expenses related to the Transactions, for working capital needs and general corporate purposes. After the Closing Date, the proceeds of the Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments. The Letters of Credit shall be used solely to support obligations of the Borrower and its Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement.
SECTION 7.11    Financial Covenant.
The Borrower will not permit the Consolidated ~~First Lien~~Secured Net Leverage Ratio as of the last day of a Test Period to exceed ~~7.00~~5.00 to 1.00 ~~(provided that the provisions of this Section 7.11 shall not be applicable to any such Test Period if on the last day of such Test Period the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and/or Letters of Credit (excluding up to $50,000,000 of Letters of Credit and other Letters of Credit which have been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer) that are issued and/or outstanding is equal to or less than 30% of the Revolving Credit Facility).~~.
SECTION 7.12    Accounting Changes.
The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 7.13    Prepayments, Etc. of Indebtedness.
(a)    The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly

Schedule 1.01A

Revolving Credit Lenders	Revolving Credit Commitments

Deutsche Bank AG New York Branch	$175,000,000.00
Bank of America, N.A.	$175,000,000.00
JPMorgan Chase Bank, N.A.	$175,000,000.00
Wells Fargo Bank, National Association	$175,000,000.00
Barclays Bank plc	$127,500,000.00
Citibank, N.A.	$127,500,000.00
Goldman Sachs Lending Partners LLC	$127,500,000.00
Morgan Stanley Bank, N.A.	$127,500,000.00
Capital One, National Association	$60,000,000.00
Credit Agricole Corporate and Investment Bank	$60,000,000.00
HSBC Bank USA, National Association	$60,000,000.00
MUFG Bank, Ltd.	$60,000,000.00
National Westminster Bank PLC	$60,000,000.00
PNC Bank, National Assocation	$60,000,000.00
Standard Chartered Bank	$60,000,000.00
SunTrust Bank	$60,000,000.00
U.S. Bank National Association	$60,000,000.00

Total:	$1,750,000,000

L/C Issuer	Applicable L/C Fronting Sublimit
Deutsche Bank AG New York Branch	$36,000,000
Bank of America, N.A.	$36,000,000
JPMorgan Chase Bank, N.A.	$36,000,000
Wells Fargo Bank, National Association	$36,000,000
Barclays Bank PLC	$26,500,000
Citibank, N.A.	$26,500,000
Goldman Sachs Lending Partners LLC	$26,500,000
Morgan Stanley Bank, N.A.	$26,500,000
Total:	$250,000,000